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                                                                    Exhibit 5

                                December 30, 1997


Best Software, Inc.
11413 Isaac Newton Square
Reston, Virginia 20190

            Re:       Employee Incentive Stock Option Plan
                      Amended and Restated 1992 Stock Option Plan
                      1997 Employee Stock Purchase Plan
                      1997 Stock Incentive Plan and
                      1997 Director Stock Option Plan

Ladies and Gentlemen:

           We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on December 30, 1997 with the Securities and Exchange Commission relating to an aggregate of 2,904,653 shares of the Common Stock, no par value per share ("Common Stock"), of Best Software, Inc., a Virginia corporation (the "Company"), issuable under the Company's Employee Incentive Stock Option Plan, Amended and Restated 1992 Stock Option Plan, 1997 Employee Stock Purchase Plan, 1997 Stock Incentive Plan, 1997 Director Stock Option Plan (the "Plans").

           We have examined the Second Amended and Restated Articles of Incorporation of the Company and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company or written actions in lieu of such meetings, the aforementioned Registration Statement and such other documents and instruments to this Company as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

           In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such documents.

           Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plans, as described in the Registration Statement, and such shares, when issued and paid for in accordance with




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the terms of the Plans and at a price per share in excess of the par value per share for such shares, will be legally issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the aforementioned Registration Statement.

                                       Very truly yours,

                                       /s/ Hale and Dorr LLP
                                       HALE AND DORR LLP